SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
-------------------
(Address of principal executive offices)

30339
-----
(Zip code)

(770) 693-5950
--------------
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As of January 7, 2011, Numerex Corp. (“Company”), Orbit One Communications, LLC (“Buyer”), Orbit One Communications, Inc. (“Seller”), Lava Lake Technologies, LLC, Delphini, LLC, David Ronsen, Scott Rosenzweig, and Gary Naden (collectively, the “Parties”) amended that certain Asset Purchase Agreement originally dated as of July 31, 2007 (the “APA”).  The amendment to the APA (the “Amendment”) addresses disputes that arose regarding the proper measurement for a portion of the purchase price by deleting references to an “Earn Out” described in Section 1.3(a) of the APA and Exhibit B thereto, and agreeing to a final purchase price adjustment.  In connection with the Amendment, the Parties agreed to dismiss, with prejudice, all lawsuits pending between them.

The net adjustment to the final purchase price totaled approximately $1.73 million, after giving effect to the return of approximately $573,000 from the escrow to the Company.  In addition, the Company repurchased 320,833 shares of the Company’s common stock, held in escrow for the benefit of Seller, for approximately $2.9 million based on a price per share equal to the closing trading price on the effective date of the Amendment.  The 320,833 shares had been deemed “earned” under the Earn Out and were considered outstanding for financial reporting purposes. These shares will be held in treasury and available for future corporate purposes.

An additional 1,250,596 shares were not issued to, or earned by, Seller and have been returned to the Company from the escrow.  The 1,250,596 shares have been retired and returned to the status of authorized, but unissued, shares.

The above summary is qualified by reference to the Amendment, a copy of which is filed as Exhibit 10.1  hereto and incorporated by reference herein.

On January 10, 2011, the Company issued a press release regarding the Amendment, the text of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
First Amendment to Asset Purchase Agreement, by and among Numerex Corp., Orbit One Communications, LLC, Orbit One Communications, Inc., Lava Lake Technologies, LLC, Delphini, LLC, David Ronsen, Scott Rosenzweig, and Gary Naden, dated as of January 7, 2011

99.1	Press release dated January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     NUMEREX CORP.

Date: January 13, 2011                                              /s/ Alan B. Catherall
                                                                                     Alan B. Catherall
                                                                             Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
First Amendment to Asset Purchase Agreement, by and among Numerex Corp., Orbit One Communications, LLC, Orbit One Communications, Inc., Lava Lake Technologies, LLC, Delphini, LLC, David Ronsen, Scott Rosenzweig, and Gary Naden, dated as of January 7, 2011

99.1	Press release dated January 10, 2011